Exhibit 99.1

CLOSING OF INTEGRATION TRANSACTION
TO COMBINE LORAL WITH TELESAT
CURRENTLY EXPECTED
NOVEMBER 18, 2021 AND NOVEMBER 19, 2021

Deadline for Stockholders to Elect Transaction Consideration is November 15, 2021

NEW YORK – November 9, 2021 – Loral Space & Communications Inc. (NASDAQ:LORL) today announced that the parties to the Transaction Agreement and Plan of Merger, dated November 23, 2020 (the “Transaction Agreement”), currently expect that the two-day closing provided for in the Transaction Agreement will occur on November 18, 2021 and November 19, 2021, subject to the satisfaction or waiver of all the conditions to the closing.

In addition, Loral announced that the deadline (the “Election Deadline”) for holders of Loral’s common stock to deliver their Election Form and Letter of Transmittal (the “Election Form”) whereby Loral stockholders may elect (each such election, an “Election”) the consideration to be received upon the closing of the merger provided for in the Transaction Agreement is 5:00 p.m., Eastern Time, on November 15, 2021. All Election Forms must be received by Computershare Investor Services Inc. by 5:00 p.m., Eastern Time, on November 15, 2021.

Stockholders who do not make an Election with respect to any Loral common stock they hold on or prior to the Election Deadline will receive Class B Shares of Telesat Corporation upon consummation of the merger.

As described in the Election Form, Loral stockholders who hold their shares of Loral common stock in certificated form or whose shares of Loral common stock are registered in their name should follow the instructions set forth in the Election Form and deliver the properly completed Election Form and duly executed transmittal materials included with the Election Form to Computershare Investor Services Inc. via one of the delivery methods set forth in the Election Form.

Loral stockholders who hold their shares of Loral common stock through a broker, investment dealer, bank, trust company or other nominee must make an Election by following the election instructions in the Election Form that such stockholders receive from their broker, investment dealer, bank, trust company or other nominee. Such Loral stockholders should contact their broker, investment dealer, bank, trust company or other nominee with any questions.

There can be no assurance that the closing will occur when currently expected.

About Loral Space & Communications Inc.

Loral Space & Communications Inc. is a satellite communications company. Loral holds a 62.6% economic interest Telesat Canada (“Telesat”), a global operator of telecommunications and direct broadcast satellites used to distribute video entertainment programming and broadband data and to provide access to Internet services and other value-added communications services. Telesat is also developing Telesat Lightspeed, a global constellation of low earth orbit satellites. For more information, visit Loral’s website at www.loral.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should,” “anticipates,” “estimates,” “project,” “intend” or “outlook” or other variations of these words or other similar expressions are intended to identify forward-looking statements and information. In addition, Loral or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made from time to time with the Securities and Exchange Commission (“SEC”), and press releases or oral statements made with the approval of an authorized executive officer of Loral. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties which are described as “Risk Factors” in Loral’s current Annual Report on Form 10-K and in Loral’s Quarterly Reports on Form 10-Q. The reader is specifically referred to these documents, as well as Loral’s other filings with the SEC.

Risks and uncertainties include but are not limited to (1) risks associated with financial factors, including swings in the global financial markets, increases in interest rates and access to capital; (2) risks associated with satellite services, including dependence on large customers, launch delays and failures, in-orbit failures and competition; (3) risks and uncertainties associated with Telesat Lightspeed, including overcoming technological challenges, access to spectrum and markets, governmental restrictions or regulations to address environmental concerns, raising sufficient capital to design and implement the system and competition from other low-earth-orbit systems; (4) regulatory risks, such as the effect of industry and government regulations that affect Telesat; (5) risks related to the satisfaction of the conditions to closing the previously disclosed integration transaction (the “Transaction”) contemplated by the Transaction Agreement in the anticipated timeframe or at all, including the failure to obtain necessary regulatory approvals; (6) risks relating to the inability or failure to realize the anticipated benefits of the Transaction; (7) risks of disruption from the Transaction making it more difficult to maintain business and operational relationships; (8) risks relating to the incurrence of significant transaction costs and unknown liabilities, including litigation or regulatory actions related to the Transaction; and (9) other risks, including risks relating to and resulting from the COVID-19 pandemic. The foregoing list of important factors is not exclusive. Furthermore, each of Telesat and Loral operate in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond Telesat’s or Loral’s control. These risks, as well as other risks associated with Loral, Telesat Corporation, Telesat Partnership LP (“Telesat Partnership”) and the Transaction are also more fully discussed in the Registration Statement on Form F-4, as amended, which was declared effective by the SEC on June 30, 2021, which includes Loral’s proxy statement and the prospectus of Telesat Corporation and Telesat Partnership (the “Proxy Statement and Prospectus”).

Additional Information and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND THE PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT LORAL, TELESAT, TELESAT CORPORATION, TELESAT PARTNERSHIP AND THE TRANSACTION. A non-offering prospectus will also be filed with applicable Canadian securities regulators. Investors and security holders are able to obtain these materials and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. In addition, a copy of the Proxy Statement and Prospectus may be obtained free of charge from Telesat’s website for investors at www.telesat.com/investor-relations, or from Loral’s investor relations website at www.loral.com/Investors.

Contact:

John Capogrossi

212-338-5355

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